Exhibit 99.1
PRESS RELEASE	July 28, 2021

Tilray, Inc. Reports 2021 Fiscal Year and Fourth Quarter Results

Net Revenue Increased 27% to $513 Million Compared to Prior Year

Net Income of $33.6 Million, Adjusted EBITDA of $12.3 Million, Net Cash from Operating Activities of $8.3 Million and Positive Free Cash Flow of $3.3 Million in Q4

Completed Business Combination with Aphria Inc., Achieved $35 Million in Synergies To Date; On-track for $80 Million Target

Cannabis Revenue Grew 55% in Q4, #1 Market Share in Canada

Leading EU GMP-Certified Medical Cannabis LP in Europe with Demand Growing

Executive Leadership Executing On Plan to Drive Accelerated Growth and Sustained Profitability in Global Cannabis Market

NEW YORK and LEAMINGTON, ONTARIO – July 28, 2021 -- Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today reported financial results for the full fiscal year and fourth quarter ended May 31, 2021. Results for the full year and fourth quarter include legacy-Aphria’s fiscal 2021 financial results and four weeks of Tilray. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated, and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Irwin D. Simon, Tilray’s Chairman and Chief Executive Officer, stated, “Early results from the new Tilray affirm that, while the global cannabis market remains in its early stages, our vision, scale, access to resources and operational excellence position us optimally to capitalize on the opportunity.  In a very short period of time since our business combination was finalized, we transformed and strengthened Tilray, delivered solid results amid continued COVID-19 lockdowns and restrictions and achieved $35 million in synergies to date – well on our way to delivering $80 million in cost savings over the next 16 months.”

Mr. Simon continued, “These are early achievements but they provide the roadmap for our strategy and priorities moving forward.  Tilray is now truly leading the global cannabis industry with low cost of production, leading brands, a well-developed distribution network, and unique partnerships that we believe will drive sustainable shareholder value in the quarters to come.  We look forward to accelerating and refining our business-level strategies and roadmaps and to ensuring unmistakable, measurable progress as we build the leading consumer-packaged goods business in the cannabis industry.”

PRESS RELEASE	July 28, 2021

Financial Highlights - 2021 Fiscal Fourth Quarter1

•

Net revenue increased 25% to $142.2 million during the fourth quarter from $113.5 million in the prior year quarter. The increase was driven by 36% growth in net cannabis revenue to $53.7 million, which included four weeks of contribution from legacy-Tilray, a 10% decline in distribution revenue, net beverage alcohol revenue of $15.9 million following our SweetWater acquisition on November 25, 2020, and wellness revenue of $5.8 million from Manitoba Harvest.

•	Net income of $33.6 million during the fourth quarter compared to net loss of $84.3 million in the prior year quarter.
•	Adjusted EBITDA increased 285% to $12.3 million during the fourth quarter from $3.2 million in the prior year quarter marking the ninth consecutive quarter of positive Adjusted EBITDA.
•

Gross profit decreased 19% to $22.5 million during the fourth quarter from $27.8 million in the prior year quarter.  Included in gross profit was a one-time inventory valuation adjustment of $19.9 million resulting from excess inventory quantities upon the business combination with Aphria. Adjusted gross profit, excluding inventory valuation adjustment, increased 53% to $42.4 million during the fourth quarter from $27.8 million in the prior year quarter.

•	Free cash flow increased 112% to $3.3 million in the fourth quarter from ($28.3) million in the prior year quarter.

Financial Highlights- 2021 Fiscal Year

•

Net revenue increased 27% to $513.1 million during 2021 from $405.3 million in 2020. The increase was driven by 55% growth in net cannabis revenue to $201.4 million, which included four weeks of contribution from legacy-Tilray, 1% growth in distribution revenue to $277.3 million, net beverage alcohol revenue of $28.6 million following our SweetWater acquisition on November 25, 2020, and wellness revenue of $5.8 million from Manitoba Harvest due to our Tilray reverse acquisition on April 30, 2021.

•

Net loss of $336.0 million in 2021 compared to net loss of $100.8 million in 2020 was driven by $63.6 million of transaction costs related to out-of-pocket fees to consummate our business combinations, and $170.5 million of non-cash unrealized loss on our convertible debentures.

•	Adjusted EBITDA increased 598% to $40.8 million in 2021 from $5.8 million in 2020.
•

Gross profit increased 28% to $123.2 million during 2021 from $96.1 million in the prior year.  Included in gross profit was a one-time inventory valuation adjustment of $19.9 million in Q4 resulting from excess inventory quantities upon the business combination with Aphria.  Adjusted gross profit, excluding inventory valuation adjustment, increased 50% to $143.9 million in 2021 from $96.1 million in 2020.

•	Ended the year with a strong balance sheet and liquidity, including cash and cash equivalents of $488.5 million.

[1]

This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided herein in the tables.

PRESS RELEASE	July 28, 2021

Progress on Cost-Saving Synergies and Strengthening Financial Condition

The Company expects to deliver significant cost synergies totaling approximately $80 million within eighteen months of closing the Aphria Tilray business combination and plans to achieve cost synergies in the key areas of cultivation and production, cannabis and product purchasing, sales, and marketing, and corporate expenses. To date, the Company has achieved $35 million in synergies.

Recent Business Developments Reflect Strong, Ongoing Global Growth and Opportunity

Recent Progress on Expanding International Medical Business and Canadian Adult-Use Product Line

•	Tilray has been gaining market share nationally in Canada month-over-month since April 2021.
•

On July 19, 2021, our wholly-own subsidiary, SweetWater Brewing Company, the 11th largest craft brewer in the U.S.[2], announced the launch of 420 Imperial IPA, the first line extension off of its flagship 420 brand.

•	On July 12, 2021, SweetWater Brewing Company announced its West Coast expansion including a new Colorado Brewery and the opening of SweetWater Mountain Taphouse at Denver International Airport.
•	On July 7, 2021, we announced the completion and shipment of the first successful EU GMP-certified medical cannabis harvest grown in Germany for German distribution.
•

On June 30, 2021, we announced the first cross-brand product collaboration between Canadian craft-cannabis brand Broken Coast and SweetWater  to launch U.S. distribution of “Broken Coast BC Lager” and introduce the cannabis brand to consumers across the country.

•	On June 25, 2021, our leading Canadian cannabis brand, RIFF, launched new multi-pack of cannabis pre-rolls across Canada.
•

On June 8, 2021, we launched our new medical cannabis brand, Symbios, across Canada.  Symbios is the inaugural brand from the ‘new’ Tilray developed to offer patients a broader spectrum of medical cannabis formats and cannabinoid ratios at a better price point.

•	On April 27, 2021, Tilray was named to TIME’s inaugural list of the TIME100 Most Influential Companies in the world.

[2]	The Brewers Association Top 50 Brewing Companies by Sales Volume Report for 2020

PRESS RELEASE	July 28, 2021

Conference Call

Tilray will host a conference call to discuss these results today at 8:30 a.m. ET. Investors interested in participating in the live call can dial (877) 407-0792 from Canada and the U.S. or (201) 689-8263 from international locations.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray®

Tilray, Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products.  A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information on how we open a world of wellbeing, visit www.Tilray.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as "plan," "continue," "expect," "anticipate," "intend," "predict," "project," "estimate," "likely," "believe," "might," "seek," "may," "will," "remain," "potential," "can," "should," "could," "future" and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of the Company's strategic initiatives, including productivity and synergies initiatives, our future performance and results of operations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations for our business as well as challenges and uncertainty resulting from the COVID-19 pandemic. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward- looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could

PRESS RELEASE	July 28, 2021

also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the Annual Report on Form 10-K of Tilray for the fiscal year ended May 31, 2021. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted EBITDA and free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Adjusted EBITDA is calculated as net income (loss) before inventory valuation adjustments; interest expenses, net; other expenses (income), net; deferred income tax (recoveries) expenses, current income tax expenses (benefit); foreign exchange gain (loss), net; depreciation and amortization expenses; stock-based compensation expenses; loss from equity method investments; loss on disposal of property and equipment; amortization of inventory step-up; severance costs; impairment of assets; and change in fair value of warrant liability. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.  Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

PRESS RELEASE	July 28, 2021

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

As a result of the Arrangement on April 30, 2021, the results of operations included herein for the three months and fiscal year ended May 31, 2021 include the result of Aphria for the three and twelve months ended May 31, 2021, respectively and the results of Tilray beginning after April 30, 2021 for the one month ended May 31, 2021. The operating results for the prior periods are those of Aphria.

Consolidated Statements of Financial Position

(In thousands of United States dollars)	May 31, 2021	May 31, 2020
Assets
Current assets
Cash and cash equivalents	$488,466	$360,646
Accounts receivable, net	87,309	37,931
Inventory	256,429	139,781
Prepaids and other current assets	48,920	32,660
Convertible notes receivable	2,485	10,609
Total current assets	883,609	581,627
Capital assets	650,698	420,706
Right-of-use assets	18,267	5,356
Intangible assets	1,605,918	263,318
Goodwill	2,832,794	447,330
Interest in equity investees	8,106	—
Long-term investments	17,685	19,595
Other assets	8,285	—
Total assets	$6,025,362	$1,737,932
Liabilities
Current liabilities
Bank indebtedness	$8,717	$389
Accounts payable and accrued liabilities	212,813	112,411
Contingent consideration	60,657	—
Warrant liability	78,168	—
Current portion of lease liabilities	4,264	954
Current portion of long-term debt	36,622	6,141
Total current liabilities	401,241	119,895
Long - term liabilities
Lease liabilities	53,946	4,227
Long-term debt	167,486	94,028
Convertible debentures	667,624	196,405
Deferred tax liability	265,845	48,446
Other liabilities	3,907	—
Total liabilities	1,560,049	463,001
Commitments and contingencies	—	—
Shareholders' equity
Common stock	46	24
Additional paid-in capital	4,792,406	1,366,736
Accumulated other comprehensive income (loss)	152,668	(5,434)
Deficit	(486,050)	(113,352)
Total Tilray shareholders' equity	4,459,070	1,247,974
Non-controlling interests	6,243	26,957
Total shareholders' equity	4,465,313	1,274,931
Total liabilities and shareholders' equity	$6,025,362	$1,737,932

PRESS RELEASE	July 28, 2021

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	Three months ended May 31,		Years ended May 31,
(In thousands of United States dollars, excpet for per share data)	2021	2020	2021	2020
Net revenue	$142,236	$113,542	$513,085	$405,326
Cost of goods sold	119,738	85,735	389,903	309,273
Gross profit	22,498	27,807	123,182	96,053
Operating expenses:
General and administrative	32,847	24,913	111,575	93,789
Selling	8,525	7,320	26,576	18,975
Amortization	16,100	3,645	35,221	15,138
Marketing and promotion	5,103	2,874	17,539	15,266
Research and development	358	430	830	1,916
Impairment	—	50,679	—	50,679
Transaction costs	33,260	1,387	63,612	4,299
Total operating expenses	96,193	91,248	255,353	200,062
Operating loss	(73,695)	(63,441)	(132,171)	(104,009)
Finance income (expense), net	(9,466)	(6,411)	(27,977)	(19,371)
Non-operating income (expense), net	121,510	(17,351)	(184,838)	14,195
Income (loss) before income taxes	38,349	(87,203)	(344,986)	(109,185)
Income taxes (recovery)	4,744	(2,897)	(8,972)	(8,352)
Net income (loss)	$33,605	$(84,306)	$(336,014)	$(100,833)
Earnings (Loss) per share - basic and diluted	$0.18	$(0.39)	$(1.25)	$(0.47)

Net Revenue by Operating Segment

(In thousands of United States dollars)	Three Months Ended May 31, 2021	% of Total revenue	Three Months Ended May 31, 2020	% of Total revenue
Cannabis revenue	$53,703	38%	$39,587	35%
Distribution revenue	66,792	47%	73,955	65%
Beverage alcohol revenue	15,947	11%	—	0%
Wellness revenue	5,794	4%	—	0%
Net revenue	$142,236	100%	$113,542	100%

(In thousands of United States dollars)	Year Ended May 31, 2021	% of Total revenue	Year Ended May 31, 2020	% of Total revenue
Cannabis revenue	$201,392	39%	$129,896	32%
Distribution revenue	277,300	54%	275,430	68%
Beverage alcohol revenue	28,599	6%	—	0%
Wellness revenue	5,794	1%	—	0%
Net revenue	$513,085	100%	$405,326	100%

PRESS RELEASE	July 28, 2021

Other Information

(In thousands of United States dollars, except for percent data)

	Three months ended May 31,		Years ended May 31,
Adjusted EBITDA Reconciliation	2021	2020	2021	2020
Net income (loss)	$33,605	$(84,306)	$(336,014)	$(100,833)
Income taxes	4,744	(2,897)	(8,972)	(8,352)
Finance expense, net	9,466	6,411	27,977	19,371
Non-operating expense (income), net	(121,510)	17,351	184,838	(14,195)
Amortization	24,539	10,320	67,832	35,669
Share-based compensation	5,937	3,799	17,351	18,079
Impairment	—	50,679	—	50,679
Inventory valuation adjustments	19,919	—	19,919	—
Purchase price accounting step up	—	—	835	—
Facility start-up costs	2,056	467	2,056	—
Lease expense	303	—	1,337	1,128
Transaction costs	33,260	1,387	63,612	4,299
Adjusted EBITDA	$12,319	$3,211	$40,771	$5,845

	Three months ended May 31,		Years ended May 31,
Key Operating Metrics	2021	2020	2021	2020
Net cannabis revenue	$53,703	$39,587	$201,392	$129,896
Net beverage alcohol revenue	15,947	—	28,599	—
Distribution revenue	66,792	73,955	277,300	275,430
Wellness revenue	5,794	—	5,794	—
Cannabis cost of sales	49,731	20,692	130,511	68,551
Beverage alcohol cost of sales	5,349	—	12,687	—
Distribution cost of sales	60,425	65,043	242,472	240,722
Wellness cost of sales	4,233	—	4,233	—
Gross profit (excluding adjustments)	42,417	27,808	143,936	96,053
Cannabis gross margin (excluding adjustments)	44.5%	47.7%	45.1%	47.2%
Beverage gross margin (excluding adjustments)	66.5%	—	58.6%	—
Distribution gross margin (excluding adjustments)	9.5%	12.1%	12.6%	12.6%
Wellness gross margin (excluding adjustments)	26.9%	—	26.9%	—
Adjusted EBITDA	12,319	3,211	40,771	5,845
Cash and cash equivalents	488,466	360,646	488,466	360,646
Working capital	482,368	349,320	482,368	349,320

	Three months ended May 31,		Years ended May 31,
Free Cash Flow	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$8,281	$(7,367)	$(44,715)	$(100,627)
Less: investments in capital and intangible assets	4,943	20,908	38,874	98,786
Free cash flow	3,338	(28,275)	(83,589)	(199,413)

PRESS RELEASE	July 28, 2021

	Three months ended May 31, 2021
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$71,358	$16,549	$66,792	$5,794	$160,493
Excise taxes	(17,655)	(602)	—	—	(18,257)
Net revenue	53,703	15,947	66,792	5,794	142,236
Cost of goods sold	49,731	5,349	60,425	4,233	119,738
Gross profit	3,972	10,598	6,367	1,561	22,498
Gross margin	7%	66%	10%	27%	16%
Adjustments:
Inventory valuation adjustment	19,919	—	—	—	19,919
Purchase price accounting step up	—	—	—	—	—
Adjusted gross profit	23,891	10,598	6,367	1,561	42,417
Adjusted gross margin	44%	66%	10%	27%	30%

	Three months ended May 31, 2020
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$48,833	$—	$73,955	$—	$—
Excise taxes	(9,246)	—	—	—	—
Net revenue	39,587	—	73,955	—	113,542
Cost of goods sold	20,692		65,043	—	85,735
Gross profit	18,895	—	8,912	—	27,807
Gross margin	48%	—%	12%	—%	24%
Adjustments:
Inventory valuation adjustment	—	—	—	—	—
Purchase price accounting step up	—	—	—	—	—
Adjusted gross profit	18,895	—	8,912	—	27,807
Adjusted gross margin	48%	—%	12%	—%	24%

Gross profit	Year ended May 31, 2021
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$264,334	$29,661	$277,300	$5,794	$577,089
Excise taxes	(62,942)	(1,062)	—	—	(64,004)
Net revenue	201,392	28,599	277,300	5,794	513,085
Cost of goods sold	130,511	12,687	242,472	4,233	389,903
Gross profit	70,881	15,912	34,828	1,561	123,182
Gross margin	35%	56%	13%	27%	24%
Adjustments:
Inventory valuation adjustment	19,919	—	—	—	19,919
Purchase price accounting step up	—	835	—	—	835
Adjusted gross profit	90,800	16,747	34,828	1,561	143,936
Adjusted gross margin	45%	59%	13%	27%	28%

	Year ended May 31, 2020
Gross profit (excluding adjustments)	Cannabis	Beverage	Distribution	Wellness	Total
Gross revenue	$153,477	$—	$275,430	$—	$428,907
Excise taxes	(23,581)	—	—	—	(23,581)
Net revenue	129,896	—	275,430	—	405,326
Cost of goods sold	68,551	—	240,722	—	309,273
Gross profit	61,345	—	34,708	—	96,053
Gross margin	47%	—%	13%	—%	24%
Adjustments:
Inventory valuation adjustment	—	—	—	—	—
Purchase price accounting step up	—	—	—	—	—
Adjusted gross profit	61,345	—	34,708	—	96,053
Adjusted gross margin	47%	—%	13%	—%	24%